Exhibit 99.1

Cyclerion Strengthens Board of Directors with Experienced Company Builder and Cutting-edge Innovator

- Dina Katabi, Ph.D.: World leader in healthcare AI applications at MIT; inventor of groundbreaking wireless devices for passive assessment of symptoms, behavior, and treatment responses in neurological and psychiatric disorders

- Michael Higgins: Seasoned biopharma executive possessing business and financial acumen with CEO and extensive board experience; former entrepreneur-in-residence at Polaris Partners with a track record of launching successful companies

CAMBRIDGE, Mass., November 30, 2023 – Cyclerion Therapeutics, Inc. (Nasdaq: CYCN), a biopharmaceutical company on a mission to develop treatments for serious diseases, today announced the appointments of Dina Katabi, Ph.D., and Michael Higgins to its Board of Directors.

“Dina and Michael bring a unique combination of leadership capabilities, operating experience, and vast cutting-edge scientific knowledge. Having a world-renowned innovator and a biopharma veteran join the board facilitates the transformation of Cyclerion as we look ahead to possible licenses, mergers, acquisitions and/or other targeted investments,” said Errol DeSouza, Ph.D., chairperson of Cyclerion Therapeutics.

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Dina Katabi, Ph.D., is the Thuan and Nicole Pham Professor of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology (MIT), the director of MIT’s Center for Wireless Networks and Mobile Computing, and a member of the National Academy of Engineering, the National Academy of Sciences, and the American Academy of Arts and Sciences. She is also a recipient of the MacArthur Genius Award. Her research focuses on digital health, machine learning, and wireless and mobile technologies. Several start-ups have been spun out of Dr. Katabi’s lab. She is the co-founder and president of Emerald Innovations, a health analytics company that specializes in digital health solutions for passive, contactless, in-home monitoring. She received her Ph.D. and M.S. in Computer Science from MIT and her B.S. from Damascus University.

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Michael Higgins is a serial entrepreneur who has helped launch and build numerous companies during his 30+ year career. Michael served as Voyager Therapeutics’ Interim Chief Executive Officer from June 2021 to March 2022. In this role he was able to stabilize and relaunch the company through the completion of three major business development deals, and the restructuring of the management team and research portfolio. Mr. Higgins was an entrepreneur-in-residence at Polaris Partners from 2015 to 2020 where he helped the founding team launch Camp4 Therapeutics. From 2003 through 2014 he served as Senior Vice President, Chief Operating Officer at Ironwood Pharmaceuticals Inc., evolving the company from its early days as a venture backed start-up to a fully integrated commercial organization. Mr. Higgins has been a long-time board member and board chair at other public and private companies. He is currently Chairman of the Board of Voyager Therapeutics as well as Pulmatrix Therapeutics. He also served as Audit Committee Chair at Voyager and has extensive compensation committee and governance committee experience. His financial expertise ranges from seed stage financing to IPOs, and beyond. He earned a B.S. from Cornell University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

About Cyclerion Therapeutics

Cyclerion Therapeutics is a clinical-stage biopharmaceutical company on a mission to develop treatments for serious diseases. Cyclerion acquired 10 percent equity ownership in Tisento Therapeutics as part of an asset sale agreement in which Tisento acquired the brain-penetrant soluble guanylate cyclase (sGC) stimulators zagociguat and CY3018 acquired from Cyclerion. Cyclerion’s current portfolio includes novel sGC stimulators, namely praliciguat and olinciguat, as well as multiple research stage molecules. Praliciguat is a systemic sGC stimulator that is exclusively licensed to Akebia and is being advanced in rare kidney disease. Olinciguat is a vascular sGC stimulator that Cyclerion intends to out-license for cardiovascular diseases. Concurrently, Cyclerion is also evaluating other activities aimed at enhancing shareholder value, which potentially include collaborations, licenses, mergers, acquisitions and/or other targeted investments.

Forward Looking Statement

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should”, “positive”, or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about pursuing collaborations, licenses, mergers, acquisitions and/or other targeted investments aimed at enhancing shareholder value. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, those under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 22, 2023 and in our Form 10-Q filed with the SEC on July 28, 2023, as well as our subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts

Investor & Media Relations

Phone: 857-327-8778

Email: IR@cyclerion.com

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